February 10, 2023

ZIVO Bioscience Announces Results of Study with its Product Candidate for the Prevention and Treatment of Coccidiosis in Broiler Chickens

Due to an unexpectedly high mortality rate among tested chickens, ZIVO to conduct a new study with results expected by mid-year

BLOOMFIELD HILLS, Mich. (February 10, 2023) – Zivo Bioscience, Inc. (NASDAQ: ZIVO) (the "Company"), a biotech/agtech R&D company engaged in the development of therapeutic, medicinal and nutritional product candidates derived from proprietary algal cultures, today announced the results of a four-month study performed by a third party on behalf of a potential partner company, which included a 42-day coccidiosis trial in broiler chickens. The study evaluating the Company's novel immune-modulating biologic for treating coccidiosis in broiler chickens produced questionable results due to a high disease burden among tested chickens.

The pathogen inoculation used in the study produced an unexpectedly strong and concentrated disease challenge that resulted in a mortality rate 4-5 times higher than a typical study, and not representative of conditions expected in commercial broiler production houses. Despite efforts to titrate the inoculum in advance to assure an appropriate study environment, the disease burden was elevated far beyond naturally occurring or target study conditions.

Based on numerous previously successful trials that more closely replicated disease levels observed in commercial production facilities, ZIVO remains confident that its novel product for broiler chickens represents a disruptive solution to coccidiosis, one of the most significant challenges facing the global poultry industry.

"Today's news is a disappointing development for ZIVO Bioscience because we were expecting a favorable result from this latest test, as we have seen from numerous similar studies ZIVO has conducted and published. We plan to move forward quickly based on what we learned and have already begun the process to conduct a new study that should be completed by mid-year," said John Payne, Chairman, Chief Executive Officer and President of ZIVO Bioscience.

"ZIVO remains focused on a biotech business strategy prioritizing its product candidate for the treatment of coccidiosis in chickens and continues work with the USDA for final approval. We believe this strategy will result in the best opportunity to optimize value through achieving sustainable revenue in the shortest timeframe possible. In addition to the poultry market, our extensive research indicates there are numerous additional health benefits or disease treatments to be derived from our proprietary algal culture for livestock, companion animals and humans. We intend to pursue those opportunities, as well," added Mr. Payne.

About ZIVO Bioscience

ZIVO Bioscience is a research and development company with an intellectual property portfolio comprised of proprietary algal and bacterial strains, biologically active molecules and complexes, production

techniques, cultivation techniques and patented or patent pending inventions for applications in human and animal health. Please visit www.zivobioscience.com for more information.

Forward Looking Statements

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although ZIVO believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our products; risks that our products may not be ready for commercialization in a timely manner or at all; risks that our products will not perform as expected based on results of our pre-clinical and clinical trials; our ability to raise additional funds; uncertainties inherent in the development process of our products; changes in regulatory requirements or decisions of regulatory authorities; the size and growth potential of the markets for our products; the results of clinical trials, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and ZIVO undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Contacts:

ZIVO Bioscience, Inc.
Keith Marchiando, Chief Financial Officer
(248) 452-9866 x130
kmarchiando@zivobioscience.com

LHA Investor Relations
Tirth T. Patel
(212) 201-6614
tpatel@lhai.com

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